EXHIBIT 10.20

Axle Merger Sub, Inc.

Kelso & Company, L.P.

320 Park Avenue, 24th Floor

New York, NY 10022

May 25, 2005

PCAP, L.P.

75 State Street

Boston, Massachusetts 02109

Ladies and Gentlemen:

Reference is made to that certain financial advisory agreement, dated as of February 22, 2005 (the “Advisory Agreement”) entered into by and between Axle Merger Sub, Inc. (the “Company”) and Kelso & Company, L.P. (“Kelso”), pursuant to which the Company (or its successor by operation of law) agreed, amongst other things, to pay Kelso, substantially concurrently with the consummation (the “Closing”) of the merger of the Company with and into Insurance Auto Auctions, Inc. pursuant to the terms of the Merger Agreement, a fee of $5,000,000 (the “Closing Fee”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Advisory Agreement.

Kelso and the Company agree that substantially concurrently with the Closing, the Company shall pay (i) a fee to you equal to $525,000 and (ii) in lieu of the full Closing Fee pursuant to the terms of the Advisory Agreement, a fee to Kelso equal to $4,475,000.

This Agreement may not be amended or revised except by a writing signed by the parties.

This agreement shall be governed by the laws of the State of New York.

If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.

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Very truly yours,

AXLE MERGER SUB, INC.

By:	/s/ James J. Connors II
Name:	James J. Connors II, Esq.
Title:	Vice President, Assistant Secretary

KELSO & COMPANY, L.P.

By:	Kelso & Companies, Inc., its general partner

By:	/s/ Howard A. Matlin
Name:	Howard A. Matlin
Title:	Vice President, CFO

Agreed and accepted:

PCAP, L.P., a Delaware limited partnership

By:	PCap, LLC, its General Partner

By:	/s/ John C. Rutherford
Name:	John C. Rutherford
Title:	Managing Member